Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-1) of Cidara Therapeutics, Inc. of our report dated March 13, 2015 (except for paragraphs 3, 4, 5 and 6 in Note 12, as to which the date is April 3, 2015), with respect to the financial statements of Cidara Therapeutics, Inc. included in its Registration Statement (Form S-1 No. 333-202740), as amended.

/s/ Ernst & Young LLP

San Diego, California

April 14, 2015